EXHIBIT 23.2
CONSENT OF TRACI J. ANDERSON, CPA

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated January 7, 2005 contained in the Annual Report on Form 10-KSB, filed with the Commission on January 14, 2005, relating to the financial statements of Biometrix International, Inc. in the SB-2 registration statement dated January 31, 2005 and to the reference to our firm under Item 13 as "Experts."

/s/ Traci J. Anderson CPA
Traci J. Anderson, CPA
Huntersville, North Carolina
January 31, 2005